UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, the Compensation Committee of the Board of Directors of BlueLinx Holdings Inc. authorized BlueLinx Corporation (the “Company”) to enter into a Separation Agreement (the “Separation Agreement”) with Mr. Robert P. McKagen that provides for, among other things, certain post-employment payments (i.e., severance) which were previously set forth in the Third Amended and Restated Employment Agreement, dated December 9, 2013, between Mr. McKagen and the Company. Pursuant to the Separation Agreement, which the Company and Mr. McKagen executed on June 16, 2015, Mr. McKagen will no longer serve as Senior Vice President, Sales and Operations, of the Company, effective as of July 31, 2015 (the “Termination Date”).

The Separation Agreement provides that Mr. McKagen will receive an amount equal to $300,000, which amount represents Mr. McKagen’s annual base salary, payable over a period of 12 months from the Termination Date in accordance with the Company’s normal payroll procedures with the payments beginning 60 days after the Termination Date. Mr. McKagen will also receive (i) a pro rata portion of his annual bonus for 2015 (to the extent earned), which shall be payable at the time that annual bonuses are paid to other senior executives, (ii) up to $25,000 in aggregate outplacement services to be used within one year of the Termination Date, and (iii) a COBRA subsidy for up to 12 months that results in Mr. McKagen paying the portion of the COBRA premium equal to the amount paid by active employees for the same employer sponsored health coverage used by Mr. McKagen. In addition, Mr. McKagen’s outstanding unvested time-vested restricted stock will fully vest and his unvested performance shares and performance-vested restricted stock will remain outstanding and vest in accordance with their terms (i.e., based on the performance of the Company). Such severance payments shall be conditioned upon, among other things, the execution and non-revocation of a release in favor of the Company. In exchange for the severance payments described herein, Mr. McKagen will be subject to a confidentiality obligation for two years from the Termination Date and certain non-solicitation and non-competition obligations for one year from the Termination Date.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1	Separation Agreement between Robert P. McKagen and BlueLinx Corporation, dated June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Shyam K. Reddy Shyam K. Reddy SVP, General Counsel, and Corporate Secretary

Dated:  June 18, 2015

EXHIBIT INDEX
Exhibit No.	Description
10.1	Separation Agreement between Robert P. McKagen and BlueLinx Corporation, dated June 16, 2015